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                                  CONSENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Nutrition For Life International, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement of Nutrition for Life International, Inc. on Form S-8 (File No. 33-99366) of our report dated December 29, 1998 relating to the consolidated financial statements of Nutrition For Life International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1999.



                                    BDO SEIDMAN, LLP



Houston, Texas
January 11, 2000